EXHIBIT 10.23

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 16, 2015 (the “Amendment Date”), by and between Radnet Management, Inc., a California corporation (“Company”), and Norman R. Hames (“Employee”).

W I T N E S S E T H:

WHEREAS, Primedex Health Systems, Inc., a New York corporation, and Employee previously entered into that certain Employment Agreement, dated as of May 1, 2001, as amended by that certain First Amendment to Employment Agreement, dated as of January 30, 2004 that assigned the Employment Agreement to Company (collectively, the “Agreement”), which Agreement provides certain terms and conditions of Employee’s employment by the Company;

WHEREAS, Employee has been continuously employed from May 1, 2001 through the Amendment Date; and

WHEREAS, in accordance with Section 6.9 of the Agreement, Company and Employee now wish to modify the terms of the Agreement pursuant to this Amendment and in accordance with the below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and in the Agreement, effective as of the Amendment Date, Company and Employee agree as follows:

1.             Addition of New Section 6.12 to Agreement. A new section 6.12 is hereby added to the Agreement, as follows:

6.12.        409A.

To the maximum extent permitted, this Agreement is intended to not constitute a “nonqualified deferred compensation plan” within the meaning of Internal Revenue Code Section 409A (“Section 409A”) but in any event will be interpreted to comply with Section 409A. In the event this Agreement or any benefit paid under this Agreement to Employee is deemed to be subject to Section 409A, Employee consents to the Company’s adoption of such conforming amendments as the Company deems advisable or necessary, in its sole discretion (but without an obligation to do so), to comply with Section 409A and avoid the imposition of taxes under Section 409A.

For purposes of this Agreement, a termination of employment means a “separation from service” as defined in Section 409A.  Each payment made pursuant to any provision of this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A.   To the extent any nonqualified deferred compensation payment to Employee could be paid in one or more of Employee’s taxable years depending upon Employee completing certain employment-related actions, then any such payments will commence or occur in the later taxable year to the extent required by Section 409A.

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If upon Employee’s “separation from service” within the meaning of Section 409A, Employee is then a “specified employee” (as defined in Section 409A), then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A payable as a result of and within six (6) months following such “separation from service” until the earlier of (i) the first business day of the seventh month following Employee’s “separation from service,” or (ii) ten (10) days after the Company receives written confirmation of Employee’s death.  Any such delayed payments shall be made without interest.

2.             Acknowledgements. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all other remaining provisions, terms and conditions of the Agreement shall remain as is and shall not be modified by this Amendment. This Amendment may not be altered, modified or amended, except by a written instrument signed by the parties hereto.

3.             Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

5.             Governing Law. This Amendment shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California, without reference to the principles of conflicts of law of California or any other jurisdiction, and where applicable, the laws of the United States.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Date.

RADNET MANAGEMENT, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President and Chief Executive Officer

/s/ Norman R. Hames
NORMAN R. HAMES

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